                                                             Exhibit (a)(1)(iii)

                         NOTICE OF GUARANTEED DELIVERY
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                                 FOILMARK, INC.
                                       AT
                                $6.36 PER SHARE
                                       TO
                            DUDLEY ACQUISITION INC.
                          A WHOLLY OWNED SUBSIDIARY OF
                            ILLINOIS TOOL WORKS INC.

    This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates (the "Certificates") representing shares ("Shares") of common stock, par value $.01 per share, of Foilmark, Inc. are not immediately available or time will not permit the Certificates and all required documents to reach the Depositary (as defined in the Offer to Purchase) on or prior to the Expiration Date (as defined in the Offer to Purchase) or if the procedures for delivery by book-entry transfer, as set forth in the Offer to Purchase, cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY
                      FACSIMILE COPY NUMBER: 718-234-5001
                       CONFIRM BY TELEPHONE: 718-921-8200
              BY FIRST CLASS MAIL, BY OVERNIGHT COURIER, BY HAND:
                   American Stock Transfer and Trust Company
                                 59 Maiden Lane
                               New York, NY 10038
                            ------------------------

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSIONS OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

    THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.

    THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

    The undersigned hereby tenders to Dudley Acquisition Inc., a Delaware corporation ("Sub") and a wholly owned subsidiary of Illinois Tool Works Inc., a Delaware corporation, in accordance with the terms and subject to the conditions set forth in Sub's Offer to Purchase, dated April 20, 2001 (the "Offer to Purchase"), and in the related Letter of Transmittal (the "Letter of Transmittal," which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the procedures for guaranteed delivery set forth in Section 3 of the Offer to Purchase.

--------------------------------------------------------------------------------

  Certificate Nos. (If Available): ___________________________________________

  Number of Shares of Company Common Stock: __________________________________

  (Check if Shares of Company Common Stock will be tendered by book-entry transfer) / /

  Account Number: ____________________________________________________________

  Dated: ______________________________________________________________ , 2001

  Name(s) of Record Holder(s): _______________________________________________
                             (Please type or print)

  Address(es): _______________________________________________________________

  Zip Code: __________________________________________________________________

  Area Code and Tel. No(s): __________________________________________________

  Signature(s): ______________________________________________________________

--------------------------------------------------------------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program and the New York Stock Exchange Medallion Signature Program, or any other "eligible guarantor institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 ("Exchange Act"), (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under Exchange Act, (b) represents that such tender of Shares complies with Rule 14e-4 under the Exchange Act, and (c) guarantees to deliver to the Depositary either the Certificates evidencing all tendered Shares, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in either case, together with the Letter of Transmittal, properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three National Association of Securities Dealers Automated Quotation System trading days after the date hereof.

    THE ELIGIBLE GUARANTOR INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES TO THE DEPOSITARY WITHIN THE TIME PERIOD INDICATED HEREIN. FAILURE TO DO SO MAY RESULT IN FINANCIAL LOSS TO SUCH ELIGIBLE GUARANTOR INSTITUTION.

Name of Firm: __________________________________________________________________

Authorized Signature: __________________________________________________________

Name: __________________________________________________________________________
                             (Please Print or Type)

Title: _________________________________________________________________________

Address: _______________________________________________________________________

Zip Code: ______________________________________________________________________

Area Code and Telephone Number: ________________________________________________

Dated: ______________________ , 2001

NOTE: DO NOT SEND CERTIFICATES WITH THIS NOTICE. CERTIFICATES MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL.

                    The Information Agent for the Offer is:

                        [MACKENZIE PARTNERS, INC. LOGO]

                                156 Fifth Avenue
                            New York, New York 10010
                         (212) 929-5500 (Call Collect)
                      E-mail: proxy@mackenziepartners.com

                                       or

                         CALL TOLL FREE (800) 322-2885